UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2009
LAND O’LAKES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE/ELECTION OF DIRECTORS
     At a meeting held on February 25, 2009, Land O’Lakes, Inc., a Minnesota cooperative corporation (the “Company”), announced the election of the following individuals to its Board of Directors:
     Mr. Mark Christenson was elected to represent Ag Region 1. Mr. Christenson, who is a director of Crystal Valley Cooperative (Lake Crystal, MN), operates a farm in south central Minnesota. Mr. Christenson, whose term runs until February 2013, replaces former Director Dennis Cihlar.
     Mr. James Deatherage was elected to represent Ag Region 3. Mr. Deatherage serves as the President of Producers Cooperative Association (Bryan, TX). Mr. Deatherage, whose term runs until February 2013, replaces former Director Floyd Trammell.
     Mr. Wayne Wedepohl was elected to represent Dairy Region 68. Mr. Wedepohl is a dairy farmer near Sheboygan Falls, Wisconsin. Mr. Wedepohl, whose term runs until February 2013, replaces former Director Chuck Lindner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: February 27, 2009	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President & Chief Financial Officer